UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/18/2008

TRIMERIS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-23155

DE	561808663
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2530 Meridian Parkway, 2nd Floor, Research Triangle Park, NC 27713
(Address of principal executive offices, including zip code)

(919) 806-4682
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed in our Current Report on Form 8-K filed on December 16, 2008, Kevin C. Tang resigned from the Company's Board of Directors on December 15, 2008. Mr. Tang was a member of the Company's Audit Committee, and, as a result of his resignation, the composition of the Company's Audit Committee was reduced from three members to two members.

Nasdaq's Marketplace Rule 4350 requires, among other things, that the Company's Audit Committee have at least three members. On December 18, 2008, the Company received a letter from the Nasdaq Listing Qualifications Department indicating that the Company was not in compliance with Nasdaq Marketplace Rule 4350 with respect to audit committee composition requirements as a result of Mr. Tang's resignation. On December 24, 2008, the Company issued a press release with respect to the foregoing in accordance with Nasdaq Marketplace Rules. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

Exhibit 99.1 - Press release dated December 24, 2008.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMERIS, INC.

Date: December 24, 2008	By:	/s/ Andrew L. Graham
Andrew L. Graham
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release dated December 24, 2008.